FORM 8-A

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO

SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE

ACT OF 1934

SLM CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	52-2013874
(State of incorporation or organization)	(IRS Employer Identification No.)

12061 Bluemont Way, Reston, Virginia	20190
(Address of principal executive offices)	(zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

CPI-Linked Medium Term Notes due March 15, 2017	New York Stock Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:    333- 107132

Securities to be registered pursuant to Section 12(g) of the Act:      None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrant’s Securities to be Registered.

This registration statement relates to the registrant’s $100,000,000 CPI- Linked Medium Term Notes due March 15, 2017 issued by the registrant.  The notes are described in the registrant’s Prospectus, dated August 6, 2003, under the heading “Description of Debt Securities” and in the registrant’s Pricing Supplement, dated March 16, 2005.  The Prospectus and Pricing Supplement were filed with the Securities and Exchange Commission pursuant to Rule 424(b)(3) under the General Rules and Regulations under the Securities Act of 1933.  Such description of the notes is incorporated herein by reference.

Item 2. Exhibits

3.1

Amended and Restated Certificate of Incorporation of the registrant (incorporated by reference to Exhibit 4.4 of the registrant’s pre-effective amendment no. 1 to registration statement on Form S-3/A (File No. 333-107132)).

3.2	Bylaws of the registrant (incorporated by reference to Exhibit 3.2 of the registrant’s annual report on Form 10-K for the period ended December 31, 2000 (File No. 001-13251)).

4.1

Indenture, dated as of October 1, 2000, between the registrant and The Chase Manhattan Bank, N.A., now known as JPMorgan Chase Bank, N.A. (incorporated by reference to Exhibit 4.1 to the registrant’s current report on Form 8-K filed with the Commission on October 5, 2000 (File No. 001-13251)).

4.2	Form of Medium Term Master Note for the registrant’s Medium Term Notes, Series A (included as Exhibit C to Exhibit 4.3).

4.3	Officers’ Certificate establishing the terms of $100,000,000 of CPI-Linked Medium Term Notes, dated March 16, 2005, with attachments.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SLM CORPORATION
(Registrant)

Date:	April 4, 2005	By: /S/ MARY F. EURE
Mary F. Eure
Secretary

Exhibit Index

3.1

Amended and Restated Certificate of Incorporation of the registrant (incorporated by reference to Exhibit 4.4 of the registrant’s pre-effective amendment no. 1 to registration statement on Form S-3/A (File No. 333-107132)).

3.2	Bylaws of the registrant (incorporated by reference to Exhibit 3.2 of the registrant’s annual report on Form 10-K for the period ended December 31, 2000 (File No. 001-13251)).

4.1

Indenture, dated as of October 1, 2000, between the registrant and The Chase Manhattan Bank, N.A., now known as JPMorgan Chase Bank, N.A. (incorporated by reference to Exhibit 4.1 to the registrant’s current report on Form 8-K filed with the Commission on October 5, 2000 (File No. 001-13251)).

4.2	Form of Medium Term Master Note for the registrant’s Medium Term Notes, Series A (included as Exhibit C to Exhibit 4.3).

4.3	Officers’ Certificate establishing the terms of $100,000,000 of CPI-Linked Medium Term Notes, dated March 16, 2005, with attachments.